Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$107,155,888
Unrealized Gain (Loss) on Market Value of Futures	(299,745,728)
Dividend Income	328,809
Interest Income	2,793,730
ETF Transaction Fees	26,000
Total Income (Loss)	$(189,441,301)

Expenses
General Partner Management Fees	$665,902
Professional Fees	138,014
Brokerage Commissions	187,695
Non-interested Directors' Fees and Expenses	16,164
Prepaid Insurance Expense	11,076
NYMEX License Fee	22,197
SEC & FINRA Registration Expense	2,009
Total Expenses	$1,043,057
Net Income (Loss)	$(190,484,358)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$1,755,909,141
Additions (24,200,000 Shares)	361,138,621
Withdrawals (24,400,000 Shares)	(358,801,630)
Net Income (Loss)	(190,484,358)

Net Asset Value End of Month	$1,567,761,774
Net Asset Value Per Share (113,300,000 Shares)	$13.84

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596